Great-West Life & Annuity Insurance Company of New York [50 Main Street, 10th Floor, White Plains, NY 10606]	If you have questions or need help completing this application, call [the Retirement Resource Operations Center (“RROC”) at 1-877-723-8723]

APPLICATION for
Individual Flexible Premium Variable Deferred Annuity Contract with a Guaranteed Lifetime Withdrawal Benefit (“Contract”)

1. IRA Owner (i.e., the Owner of the Individual Retirement Account)
Name (First, Middle Initial, Last)	Gender: Male Female	Social Security Number ________-_______-_________
Date of Birth (MM/DD/YYYY): ___________/______/_________ Proof of age required
IRA Owner’s Residence Address (Street, City, State, Zip Code)		Please select one: U.S. Citizen U.S. Resident Alien Other: _______________ Country of Residence (required): _________________________
Telephone: (_______) ________-__________
IRA Owner’s Email Address:
Are you (the IRA Owner) legally married? Yes No
Spouse’s Name (First, Middle Initial, Last)	Spouse’s Gender: Male Female	Social Security Number ________-_______-_________
Date of Birth (MM/DD/YYYY): ___________/______/_________ Proof of age required
Spouse’s Residence Address (Street, City, State, Zip Code)		Please select one: U.S. Citizen U.S. Resident Alien Other: _______________ Country of Residence (required): _________________________
Telephone: (_______) ________-__________
Spouse’s Email Address:
2. Contract Owner (i.e., custodian or trustee of the IRA for the benefit of the IRA Owner)
Name		Tax ID: ___________________________
Telephone: (_______) ________-__________
Address (Street, City, State, Zip Code)
3. Contributions

Maximum Age for initial Contribution into Covered Fund: 85
Minimum Age of Covered Person (Single Covered Person) or Youngest of Covered Persons (Joint Covered Persons) when Guaranteed Annual Withdrawals Begin: [55]
Benefit Base Cap: [$5,000,000]
Contract Value Cap: Great-West Life & Annuity Insurance Company of New York’s prior approval may be required before a Contribution may be made that causes Contract Value to exceed [$5,000,000].

4. Covered Funds
[Great-West SecureFoundation® Balanced Fund] [Great-West SecureFoundation® Lifetime Funds]
5. Withdrawal Phase (GAW) Information
Single Covered Person Joint Covered Persons
[4.0%] of Benefit Base for life at ages [55-64] [3.50%] of Benefit Base for youngest joint life at [55-64]
[5.0%] of Benefit Base for life at ages [65-69] [4.50%] of Benefit Base for youngest joint life at [65-69]
[6.0%] of Benefit Base for life at ages [70-79] [5.50%] of Benefit Base for youngest joint life at [70-79]
[7.0%] of Benefit Base for life at ages [80+] [6.50%] of Benefit Base for youngest joint life at [80+]

6. Beneficiary Information

[The IRA under which the Contract is held governs the Beneficiary designation for any payment of any remaining Contract Value on the IRA Owner’s death. If the IRA Owner elects a joint Covered Person when the IRA Owner begins the Guaranteed Annual Withdrawals, the joint Covered Person must be the IRA Owner’s spouse and sole beneficiary of the IRA Owner’s IRA.] [Subject to the terms of the IRA, Code, and the Contract, these Beneficiary designations are for any Contract Value remaining on the IRA Owner’s death.
If the IRA Owner has more than one Primary or Contingent Beneficiary, the Contract Value will be divided as specified within each category.
Primary and Contingent Beneficiaries must separately total 100% in whole percentages. If percentages are not provided, Primary and Contingent Beneficiaries will share equally within their respective categories.
If a Primary Beneficiary dies before the IRA Owner, the Primary Beneficiary’s benefit will be allocated to the surviving Primary Beneficiaries.
Contingent Beneficiaries will only receive a benefit if all Primary Beneficiaries are deceased.
If a Contingent Beneficiary dies before the IRA Owner, the Contingent Beneficiary’s benefit will be allocated to the surviving Contingent Beneficiaries.
If no Beneficiary is named or if all Primary and Contingent Beneficiaries die before the IRA Owner, the IRA Owner’s estate will be deemed to be the beneficiary.] [
The IRA Owner is solely responsible for determining whether spousal consent is required under applicable community property law. In deciding whether spousal consent is required, please consult an attorney.

Spousal Consent (only applicable in community property states - AZ, CA, ID, LA, NV, NM, TX, WA, WI): I (the IRA Owner’s spouse) hereby consent to the IRA Owner (my spouse) designating one or more Beneficiaries other than myself. By providing this consent, I understand that I may be forfeiting benefits to which I might otherwise be entitled under state community property law on the IRA Owner’s death. I agree that I will have no claim against Great-West Life & Annuity Insurance Company of New York for any payments made to my spouse’s Beneficiaries.

Spouse’s Signature:

Spouse’s Name:
Date:
]
[Primary Beneficiary Designation (If there are more than 3 Primary Beneficiaries, include additional Primary Beneficiaries on a separate page signed and dated by the IRA Owner and check this box )
Primary Beneficiary Share _________%	Name:	Date of Birth/Trust Date (MM/DD/YYYY): ___________/______/_________
	Social Security No.:	Relationship to IRA Owner:
	Address (Street, City, State, Zip Code):	Telephone: (_______) ________-__________
Email Address:
Primary Beneficiary Share _________%	Name:	Date of Birth/Trust Date (MM/DD/YYYY): ___________/______/_________
	Social Security No.:	Relationship to IRA Owner:
	Address (Street, City, State, Zip Code):	Telephone: (_______) ________-__________
Email Address:

Primary Beneficiary Share _________%	Name:	Date of Birth/Trust Date (MM/DD/YYYY): ___________/______/_________
	Social Security No.:	Relationship to IRA Owner:
	Address (Street, City, State, Zip Code):	Telephone: (_______) ________-__________
Email Address:
Contingent Beneficiary Designation (If there are more than 3 Contingent Beneficiaries, include additional Contingent Beneficiaries on a separate page signed and dated by the IRA Owner and check this box )

Contingent Beneficiary Share _________%	Name:	Date of Birth/Trust Date (MM/DD/YYYY): ___________/______/_________
	Social Security No.:	Relationship to IRA Owner:
	Address (Street, City, State, Zip Code):	Telephone: (_______) ________-__________
Email Address:
Contingent Beneficiary Share _________%	Name:	Date of Birth/Trust Date (MM/DD/YYYY): ___________/______/_________
	Social Security No.:	Relationship to IRA Owner:
	Address (Street, City, State, Zip Code):	Telephone: (_______) ________-__________
Email Address:
Contingent Beneficiary Share _________%	Name:	Date of Birth/Trust Date (MM/DD/YYYY): ___________/______/_________
	Social Security No.:	Relationship to IRA Owner:
	Address (Street, City, State, Zip Code):	Telephone: (_______) ________-__________
Email Address: ]
7. Replacement Information to be Completed by IRA Owner		YES	NO
Do you have any pending or inforce life insurance or annuity contract(s)?
If yes, will the Contract (that you are applying for) replace or change any pending or inforce life insurance or annuity contract(s)?
8. Electronic Consent		YES	NO

Subject to Great-West Life & Annuity Insurance Company of New York’s ability and state and federal law, I authorize that all statements and other documents may be provided to me in an electronic format, and that such statements and other documents provided in an electronic format are the legal equivalent of actual, physical delivery of paper copies by hand-delivery or applicable U.S. mail.
I confirm that I have active access to the Internet and the e-mail account associated with the e-mail address below, and I have the ability to read, store, and access information in an electronic format. I understand that:
This consent is voluntary. I am providing this consent because I want to receive statements and other documents in an electronic format.
I must provide a current e-mail address and promptly notify [RROC] if my e-mail address changes.
Great-West Life & Annuity Insurance Company of New York will not charge for electronic delivery.
Even though I consented to electronic delivery, I may request a paper copy of the information provided electronically at any time without revoking my consent. Before sending any paper copies in accordance with a request, Great-West Life & Annuity Insurance Company of New York will notify you if there are any charges associated with sending the paper copies.
This consent will remain in effect until I revoke my consent by contacting the [RROC].
If I revoke my consent, my revocation does not cancel or otherwise invalidate any statements and other documents that were previously sent in an electronic format.

E-mail Address: ______________________________________________________________________________
9. Signatures

I agree that:
I am applying for an Individual Flexible Premium Variable Deferred Annuity Contract (“Contract”), Contract Form NYSFII 15 IRA, issued by Great-West Life & Annuity Insurance Company of New York.

I understand the purpose of the Contract is to provide for a Guaranteed Lifetime Withdrawal Benefit (“GLWB”), which means that at a specified age, I can elect to begin taking Guaranteed Annual Withdrawals (“GAWs”) in the form of periodic Installments. Each Installment will reduce my Contract Value (e.g., my account balance). Each year (measured from Ratchet Date to Ratchet Date), I can elect to take Installments equal to the full amount of the GAW, which is determined by multiplying the GAW percentage by my Benefit Base. So long as I do not take Excess Withdrawals (i.e., any amount greater than the full amount of the GAW) so that I have a positive Benefit Base when my GAWs deplete my Contract Value, Great-West Life & Annuity Insurance Company of New York will continue to pay the full amount of the GAW for my life (and my spouse’s life if I elected a joint Covered Person).

While I can withdraw my Contract Value at any time, I understand that Excess Withdrawals will result in a permanent reduction in future GAWs. If I have a question about a withdrawal, such as whether a withdrawal is considered an Excess Withdrawal, I understand that I have the right to contact Great-West Life & Annuity Insurance Company of New York before requesting a withdrawal to obtain a personalized, transaction-specific calculation showing the effect of any Excess Withdrawal.

I understand that once I start my GAW and begin receiving Installments, there are certain events, such as the annual Ratchet Date, that can increase my GAW. However, until I reach the Settlement Phase, my Installments will not automatically increase to reflect the increased GAW. This means that the sum of my Installments over the 1 year period could be less than my GAW. I understand that if I do not take the entire GAW as Installments, the amount not taken does not increase future GAWs. In order to increase, decrease, suspend, or restart my Installments, I must contact Great-West Life & Annuity Insurance Company of New York and provide a written request to do so.

I understand that Great-West Life & Annuity Insurance Company of New York has the right to refuse contributions at any time for any reason so long as it is consistent with New York insurance discrimination rules.

I understand that the Internal Revenue Code requires certain IRA Owners to begin receiving required minimum distributions (“RMDs”) as of the IRA Owner’s required beginning date, which is generally April 1 of the calendar year following attainment of age 70 ½. If this Contract is held within a Roth IRA, I am not required to receive RMDs during my lifetime. I understand that any RMDs taken before I begin receiving GAWs (i.e., during the Accumulation Phase) are considered Excess Withdrawals. However, once I begin receiving GAWs, withdrawals taken to satisfy RMD requirements are not treated as Excess Withdrawals to the extent that the RMD is attributable to my investments under this Contract, which is the proportional amount of my total IRA account value that is invested in Covered Funds, and the RMD election is based on life expectancy. I understand that I should consult my tax advisor.

[If I live in a community property state and I did not obtain spousal consent for purposes of community property rules, I hereby represent to Great-West Life & Annuity Insurance Company of New York that spousal consent is not required. I understand that I am solely responsible for making this determination. I hereby instruct Great-West Life & Annuity Insurance Company of New York to rely on my representation that spousal consent is not required under applicable community property law.]

All of the answers to questions and statements in this application are true to the best of the knowledge and belief of those who made and recorded them.

Under penalty of perjury, I certify that the Social Security Number as shown in Section 1 of this form is correct, that I am a U.S. person if I marked U.S. citizen or U.S. resident alien box in Section 1 of this form, and that I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

The [RROC] is authorized to act on telephone instructions provided by me. In the absence of this authorization, available telephone instructions will not be allowed.

I hereby direct that my telephone instructions to the [RROC] and/or those I submit via any Internet site and/or email address, be honored for transactions unless otherwise notified by be in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The [RROC] will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, Great-West Life & Annuity Insurance Company of New York will not be liable for any losses due to unauthorized or fraudulent instructions. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of IRA Owner Date [ Signature of Contract Owner Date]